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                                                                    Exhibit 10.2

                                   Exhibit D-2
                          Form of Overline Credit Note

                              OVERLINE CREDIT NOTE

$4,000,000                                                      February 1, 2005

      PHOENIX FOOTWEAR GROUP. INC. ("Borrower"), a corporation organized under the laws of Delaware. for value received, hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank") at its offices at One M&T Plaza, Buffalo, New York 14240, the principal sum of Four Million Dollars ($4,000,000) or, if less, the amount of the Overline Credit Loans loaned by the Bank to Borrower pursuant to the Agreement referred to below, in lawful money of the United States of America and in immediately available funds on the date(s) and in the manner provided in said Agreement and with a final payment on May 30, 2005. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at the rates of interest as provided in the Agreement described below, on the date(s) and in the manner provided in said Agreement.

      The date and amount of each Overline Credit Loan made by the Bank to the Borrower under the Agreement referred to below, maturity date and each payment of principal thereof, shall be recorded by the Bank on its books. The Bank's records shall be presumed to be accurate absent manifest error.

      This is the Overline Credit Note referred to in that certain Amendment Number 1 to Third Amended and Restated Revolving Credit and Term Loan Agreement (as amended from time to time, the "Agreement") dated as of February 1, 2005, between Borrower and Bank and evidences the Overline Credit Loans made thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Agreement.

      Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Overline Credit Note.

      This Overline Credit Note shall be governed by the laws of the State of New York.

                                                 PHOENIX FOOTWEAR GROUP, INC.

                                                 By:    /s/ James R. Riedman
                                                        ________________________
                                                 Name:  James R. Riedman
                                                 Title: Chief Executive Officer